UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 2, 2009

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

               (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

The information set forth below under “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated herein by reference.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 2, 2009, Renaissance Learning, Inc. (the “Company”) appointed Randall J. Erickson to its Board of Directors.  Mr. Erickson was also appointed to the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Company’s Board of Directors.

As a non-employee director of the Company, Mr. Erickson will participate in the same compensation arrangement as the other non-employee directors of the Company, which consists of a cash retainer equal to $16,000 per year, paid quarterly, plus out-of-pocket expenses.  In addition to cash compensation, the Company will grant Mr. Erickson an award of restricted stock units, generally in March and September of each year.

The Company will also enter into an indemnification agreement with Mr. Erickson in substantially the same form as the indemnification agreements entered into by the Company with certain directors of the Company on January 25, 2007.  The description of the indemnification agreement is contained in the Company’s Current Report on Form 8-K dated January 29, 2007 and is incorporated by reference herein.

Item 8.01.

Other Events.

The press release issued by the Company announcing the appointment of Mr. Erickson is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release dated July 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 6, 2009

RENAISSANCE LEARNING, INC.

By:

/s/ Mary T. Minch

Mary T. Minch

Senior Vice President-Finance, Chief Financial

Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 6, 2009